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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): MARCH 16, 2004

                              --------------------

                           HANOVER COMPRESSOR COMPANY
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


                 1-13071                                 76-0625124
                 -------                                 ----------
        (Commission File Number)            (I.R.S. Employer Identification No.)


       12001 NORTH HOUSTON ROSSLYN
             HOUSTON, TEXAS                                77086
             --------------                                -----
(Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (281) 447-8787



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ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION.

         On March 16, 2004, Hanover Compressor Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission, which provides a 15-day extension with respect to the filing of our annual report on Form 10-K for the year ended December 31, 2003. In the Form 12b-25, we made the following disclosures regarding our financial results for the year ended December 31, 2003:

         Subject to the resolution of the timing of the impairment charge associated with the goodwill of our subsidiary, Belleli Energy S.r.l., we currently expect to report a net loss of approximately $211.5 million for the year ended December 31, 2003 as compared to a net loss of $116.1 million for the year ended December 31, 2002. The net loss for the year ended December 31, 2003 was the result of several charges, including a pre-tax charge of approximately $38.8 million related to the impairment of goodwill associated with Belleli, previously described in our earnings release dated February 17, 2004 and included in our Current Report on Form 8-K furnished to the SEC on February 17, 2004, as updated by our Current Report on Form 8-K furnished to the SEC on March 2, 2004. In addition, as we had previously announced, the net loss for the year ended December 31, 2003 included the result of our recording the cost of the securities-related litigation settlement. As a result, we intend to record a pre-tax charge of approximately $43.0 million related to the settlement.

         If it is determined by us and our independent auditor that we need to record the impairment of goodwill associated with Belleli prior to the fourth quarter of 2003, we will be required to apply a different exchange rate when translating the amount of impaired goodwill into U.S. dollars. This could have an impact on the amount of the charge associated with the impairment of goodwill. In addition, our financial results for any particular period will be impacted if the charge associated with the impairment of goodwill is taken in such period.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HANOVER COMPRESSOR COMPANY


Date:    March 16, 2004              By: /s/ JOHN E. JACKSON
     ------------------------           ----------------------------------------
                                     Name:  John E. Jackson
                                     Title: Senior Vice President and
                                            Chief Financial Officer